Exhibit 99.3

Q3 2019 Financial Results November 15, 2019 Tracy Pagliara President and CEO OTCQX: WLMS Randy Lay SVP & Chief Financial Officer

2 2 Forward-looking Statement Disclaimer This presentation contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to realize opportunities and successfully achieve its growth and strategic initiatives, such as midstream oil & gas opportunities, water-related projects and expansion into Canada, as well as expectations for future growth of revenue, profitability and earnings, including the Company’s ability to grow its core business, expand its customer base, increase backlog and convert backlog to revenue, as well as revenue, profitability and earnings, the Company’s ability to refinance its existing debt and to consummate the proposed rights offering, the Company’s ability to uplist to a major exchange in 2020, the continuing impact of the Company’s cost reduction, reorganization and restructuring efforts, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to implement and maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly- qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States, including the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this presentation. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly. Non-GAAP Financial Measures This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found on the slides following the “Supplemental Information” slide of this presentation. Cautionary Notes * Note: Unless otherwise noted, all discussion is based upon continuing operations.

3 Achieve financial guidance .. YTD revenue of $179.0 million: 2019 target range of $230 million to $240 million .. YTD gross margin of 12.2%: 2019 target range of 11% to 13% .. YTD SG&A at 9.4% of revenue: 2019 target range of 8% to 9% .. YTD adjusted EBITDA(1) of $8.4 million: 2019 target range of $10 million to $12 million Advanced strategic initiatives to diversify and grow significant backlog .. Expect total year-end backlog of $465 million to $515 million .. New awards, pending purchase orders and anticipated pipeline wins by year end to drive backlog expansion Refinance debt .. Expect to have completed by year end .. Filed registration statement for $7.0 million rights offering with full backstop Strengthened corporate infrastructure .. Randy Lay joined as Senior Vice President and Chief Financial Officer .. Remediating material weaknesses in internal controls .. Planning to uplist to major exchange in 2020 Progress Towards 2019 Goals (Continuing operations, unless otherwise noted; Compared with prior-year period, unless otherwise noted) (1) Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non-GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures.

4 6.3% revenue growth; up $3.4 million to $56.9 million .. Canada contributed $5.0 million in new business revenue .. Solid overall performance in core markets Achieved gross margin of 10.5% .. Recorded a $1.3 million contract loss on fossil fuel contract Decline in SG&A from 2018 restructuring initiatives; down 35% to $5.2 million .. Driving cost discipline through improved process and controls: at 9.1% of revenue in quarter Net loss of $0.3 million; Adjusted EBITDA(1) of $1.8 million Backlog award momentum very strong in Q4 2019 .. Expect to book $125 million to $175 million from new awards, pending purchase orders and anticipated pipeline wins by year end to drive backlog expansion .. Finalizing agreements with Bruce Power, Holtec and CDI to build Canada and decommissioning business .. Winning new customers and more scope in nuclear projects, fossil, midstream oil & gas, and water end markets Continued Solid Performance in Q3 2019 (Continuing operations, unless otherwise noted; Compared with prior-year period, unless otherwise noted) (1) Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non- GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures.

5 5 Cost-plus 88% Fixed-price 12% Nuclear LTA 11% Nuclear Projects 57% Decommissioning 2% Fossil 21% Energy & Industrial 9% Favorable Revenue Mix & Strong End Markets 3Q19 TTM Revenue $223.3 million Contract Type End Markets Vogtle 3 & 4 TTM revenue: $89.1 million (1) (1) LTA – Long term maintenance agreement

6 6 Revenue grew $3.4 million, or 6.3%, over prior-year Q3 • Entrance into Canada nuclear industry drove revenue growth • Strong performance in core nuclear and fossil project work • Lower decommissioning revenue related to timing of schedules $53.5 $44.4 $50.7 $71.5 $56.9 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 Revenue Bridge Q3 ($ in millions) $ Change Third quarter 2018 Revenue $ 53.5 Canada 5.0 Net change in project revenue 0.1 Timing of Plant Vogtle Units 3 and 4 (0.3) Timing of Decommissioning (1.4) Total change $ 3.4 Third quarter 2019 Revenue $ 56.9 Revenue Up 24% For Nine Months $187.0 $188.9 $223.3 2017 2018 3Q19 TTM Numbers may not sum due to rounding (Comparatives vs. prior-year period, unless noted otherwise)

7 Meeting Gross Margin Target Q3 2019 vs Q3 2018 Gross margin of 10.5% in quarter • Impacted by $1.3 million fossil fuel contract loss •Prior year included $3.3 million profit on a fixed price nuclear project 2018 vs 3Q 2019 TTM Gross margin in target range • Canada - nuclear, midstream oil & gas and decommissioning markets • Included planned outage in second quarter $10.2 $5.3 $6.7 $9.2 $6.0 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 19.1% 12.0% 13.2% 10.5% $17.9 $28.7 $27.2 2017 2018 3Q 2019 TTM 15.2% 12.2% 9.6% 12.9% Annual and TTM totals shown in graphs may not equal the sum of the quarters due to rounding.

8 $9.5 $11.8 $6.7 $7.9 $9.6 $5.0 $6.6 $5.2 $2.0 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 $0.1 $0.2 $0.2 $0.1 $0.1 $5.1 $1.4 $5.3 $40.0 $33.7 $32.5 $26.4 $5.7 2017 2018 3Q 2019 TTM $0.4 $1.7 $0.9 $39.1 $28.9 $2.0 Operating Expenses Getting Costs in Line Q3 2019 vs Q3 2018 SG&A expenses down $2.7 million to 9.1% of revenue • Transformed Williams in 2018 and reduced cost structure • Expect strong operating leverage with revenue growth (1) Depreciation and Amortization expenses (2) Selling, General and Administrative expenses SG&A D&A Restructuring/ Restatement (1) (2) $3.6

9 $2.1 $2.5 $0.7 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 ($4.5) $0.7 $1.6 Strategy Execution Drives Results Q3 2019 vs Q3 2018 Three consecutive quarters of positive operating results • Managing costs and executing to plan GAAP Operating Income (Loss) Adjusted Operating Income (Loss)(1) (1) Adjusted operating income (loss) is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of GAAP operating income to non-GAAP adjusted operating income (loss) and other important disclosures regarding the use of non-GAAP financial measures. Adjusted Operating Income (Loss)

10 $2.9 $2.5 $4.0 $1.8 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 ($2.8) ($2.7) $0.4 ($0.4) $1.3 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 (1) Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non-GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures. Income (Loss) from Continuing Operations Adjusted EBITDA(1) On Track to Achieve EBITDA Target ($3.6)

11 Cash from operations dedicated to organic growth • Expect $3.1 million in additional cash in 2020 as restructuring severance costs roll off Expect to refinance debt by year end • Need to increase capacity to fund meaningful opportunities for 2020 • Total debt: $37.3 million (net of $1.1 million of unamortized deferred financing costs) • Current $35 million term loan • Variable rate reduced to LIBOR + 10.0% with a minimum LIBOR of 2.5% • Matures September 2022 • Current $15 million revolver matures October 2021 • LIBOR + 6.0% with a minimum LIBOR rate of 1.0% Filed registration statement for $7.0 million rights offering with full backstop by largest shareholder Strengthening Balance Sheet

12 Building Backlog $478.7 $409.0 $390.6 $465 to $515 3/31/2019 6/30/2019 9/30/2019 12/31/2019E Total Backlog 12-month Convertible Backlog Total Backlog by Industry Total Backlog & 12-month Convertible Backlog LTA = Long term maintenance agreement $390.6 million September 30, 2019 $181.8 $138.3 $151.3 $195 to $215 Total Projected 2019 Year-end Backlog by Industry ($ in millions) $465 million to $515 million Canada 15%, Energy & Industrial 6% Fossil 13% Nuclear LTA 20% Nuclear Projects 38% Decommissioning 8% Nuclear LTA 27% Nuclear Projects 52% Canada 1% Fossil 19% Energy & Industrial 1% Vogtle 3 & 4 backlog: $193.0 million

13 Higher end of revenue range of approximately $230 million to $240 million Gross margin of 11% to 13% SG&A expenses of approximately 8% to 9% of revenue Adjusted EBITDA from continuing operations** of $10 million to $12 million .. 2019 Outlook and Beyond Remains on Track 2019 Expectations* 2020 and Beyond Strong awards, pending purchase orders and high quality pipeline in Q4 2019 Expect measurable growth in 2020 and improved operating leverage Creating scalable organization Focusing on quality and execution; Managing risk Driving cash generation, building equity and reducing debt * Guidance provided on November 14, 2019 ** Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non-GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures.

14 14 Grow Core Business  Leader in nuclear project services market: positioned  Continuing strong performance at Vogtle Units 3 & 4  Building new relations to expand customer base; focusing on additional long-term agreements  Leveraging analog to digital conversion experience and expertise Decommissioning and Fuel Storage  Finalizing agreements with leading decommissioning organization and fuel storage company in the U.S.  Currently working at SONGS and Oyster Creek; expect to start at Pilgrim in 2020  Twenty U.S. nuclear reactors currently in varying stages of decommissioning Energy and Industrial  Continued work with some added scope on a midstream oil & gas terminal project  Added a new key oil & gas midstream key customer  Won several water projects; progressing with new customers in water end market  Added new master service agreement with a key northeast customer Canada  Ontario Canada utilities plan over $20 billion in commercial nuclear facility refurbishments and upgrades over next 10 years - Active projects with both nuclear power providers in Ontario  Leveraging experience in U.S. to build relationships with Canada utilities  Finalizing one-year, significant agreement for project controls contract Executing Strategic Plan

Supplemental Information OTCQX: WLMS

16 16 Adjusted Operating Income (Loss) Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss) ($ in thousands) 3Q 2018 4Q 2018 1Q 2019 2Q 2019 3Q 2019 Operating income (loss) $ 658 $ (6,500) $ 1,608 $ 2,477 $ 725 Add back: Restructuring charges 1,436 2,028 --- Adjusted Operating Income (loss) $ 2,094 $ (4,472) $ 1,608 $ 2,477 $ 725 Non-GAAP Financial Measure: Adjusted operating income (loss) is defined as operating income as reported, adjusted for restructuring charges. Adjusted operating income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measure as used by other companies. Nevertheless, the Company believes that providing non-GAAP information, such as adjusted operating income, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations.

Adjusted EBITDA

WILLIAMS

Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted EBITDA

($ in thousands)	3Q 2018	4Q 2018	1Q 2019	2Q 2019	3Q 2019
Income (loss) from continuing operations	$ (2,840)	$ (2,688)	$ 395	$ 1,286	$ (363)
Add back:					
Interest expense, net	3,622	1,593	1,474	1,519	1,511
Income tax expense (benefit)	215	(5,120)	64	15	62
Depreciation and amortization expense	192	224	72	76	77
Stock-based compensation	190	482	305	586	120
Severance costs	-	-	-	324	125
Other nonrecurring expenses	-	-	-	241	-
Franchise taxes	72	(128)	64	64	64
Loss on other receivables	-	-	189	-	-
Consulting expenses-remediation	-	-	-	-	152
Bank restructuring costs	-	-	-	21	116
Foreign currency gain	-	-	(64)	(95)	(27)
Restructuring charges	1,436	2,028	-	-	-
Adjusted EBITDA from continuing operations	$ 2,887	$ (3,609)	$ 2,499	$ 4,037	$ 1,837

Non-GAAP Financial Measure:

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net income (loss) before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company's management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, severance costs, other nonrecurring expenses, franchise taxes, loss on other receivables, consulting expenses to develop corporate strategies, bank restructuring costs, foreign currency gain, restructuring charges, asset disposition charges and restatement expenses), which are not always commensurate with the reporting period in which such items are included. Williams' credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

17

18 18 Non-GAAP Guidance Note Regarding Forward-Looking Non-GAAP Financial Measures The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.